Exhibit 99.1


              Wynn Resorts, Limited Reports Fourth Quarter Results

           Wynn Las Vegas generates adjusted EBITDA of $80.1 million
              in its second full quarter of operations and $212.0
            million in the 248 days since its April 28, 2005 opening

       Wynn Macau to expand second phase by an additional 150 table games

LAS VEGAS, February 23, 2005 (BUSINESS WIRE) -- Wynn Resorts, Limited (Nasdaq:
WYNN) today reported financial results for the fourth quarter and year ended December 31, 2005.

Highlights from 2005

     -    Successfully opened Wynn Las Vegas on time and on budget on April 28,
          2005
     - Generated adjusted EBITDA (footnote 1) of $212.0 million at Wynn Las Vegas for the 248 days the property was operating in 2005
     - Wynn Las Vegas generated win/table/day of $8,244, win/slot/day of $254, and average daily rate of $274 since its opening
     -    Continued construction of Wynn Macau on time and on budget
     -    Refinanced the Macau Credit Facilities
     -    Broke ground on the second phase of Wynn Macau

"2005 was a very important year for Wynn Resorts" said Steve Wynn, Chairman and CEO. "We opened Wynn Las Vegas in April and have achieved great results. We continue to work on Wynn Macau and look forward to having our second property operating in the next seven months".

Net Revenues for the quarter were $269.4 million and adjusted net income (excluding $16.5 million in pre-opening expenses and property charges for Wynn Las Vegas, Wynn Macau and Encore) was $5.0 million or $0.05 per diluted share (adjusted EPS)(2).

For the full-year 2005, Net Revenues were $722.0 million and adjusted net income (excluding $111.2 million in pre-opening expenses and property charges for Wynn Las Vegas, Wynn Macau and Encore) was $12.8 million, or $0.13 per diluted share (adjusted EPS). On a US GAAP (Generally Accepted Accounting Principles) basis, net loss for the quarter was $11.4 million, or a net loss of $0.12 per diluted share, and net loss for 2005 was $98.4 million, or a net loss of $1.00 per diluted share.


Wynn Las Vegas Fourth Quarter Results


For the quarter ended December 31, 2005, Wynn Las Vegas generated adjusted EBITDA of $80.1 million, representing a 29.7% margin on fourth quarter net revenues.

Net gaming revenues in the fourth quarter of 2005 were $131.9 million. Table games drop was $499.5 million, with win per table per day (before discounts) of $8,842 for the period. Table games win percentage was 21.3%, which is within the property's expected range of 18% to 22%. Slot machine win per unit per day was $252 on handle (volume) of $882.7 million.

Gross non-gaming revenues for the period were $177.2 million and net non-gaming revenues were $137.5 million. Wynn Las Vegas' room revenues were $64.3 million. Average daily rate (ADR) was $278 and occupancy was 92.7%, generating revenue per available room (REVPAR) of $258 for the period. The food and beverage, retail, entertainment and other operations generated gross revenues of $64.4 million, $17.3 million, $19.5 million and $11.7 million, respectively.

Wynn Las Vegas Full year 2005 Operating Results

In the 248 days since its April 28th opening, Wynn Las Vegas generated adjusted EBITDA of $212.0 million, representing a 29.4% margin on net revenues.

Net gaming revenues from April 28, 2005 to December 31, 2005 were $353.7 million. Table games drop was $1,275.4 million and table games win percentage was 21.5%. Slot machine win per unit per day was $254 on handle (volume) of $2,405.7 million.

Gross non-gaming revenues for the period were $469.2 million and net non-gaming revenues were $368.3 million. Wynn Las Vegas' room revenues were $170.3 million. Average daily rate (ADR) was $274 and occupancy was 92.1%, generating revenue per available room (REVPAR) of $253 for the period. The food and beverage, retail, entertainment and other operations generated gross revenues of $173.7 million, $51.2 million, $41.8 million and $32.2 million, respectively.

Wynn Macau

In June 2004, the Company broke ground on Wynn Macau, its destination casino resort in Macau, China. The first phase of the project will utilize approximately 11 of a total site area of 16 acres of land and includes 600 hotel rooms and suites, approximately 100,000 square feet of casino gaming space, seven restaurants, approximately 26,000 square feet of retail space, a spa, a salon, entertainment lounges and meeting facilities. We expect the first phase to open to the public in the third quarter of 2006. The second phase will include an additional 136,000 square feet of casino space, two restaurants, retail, a theater, and a dramatic front feature attraction. The second phase will be built on the remaining five acres of the Wynn Macau site and will be integrated into the first phase of Wynn Macau. The second phase is expected to be completed and open to the public by the third quarter of 2007.

Construction of Wynn Macau is progressing on time and within budget as the first phase is expected to open to the public in the third quarter of 2006. Superstructure works are complete for the podium and tower. Certain areas in the first phase of the project, namely retail and the information technology data center, have been handed over to operations. Final design work on the second phase is rapidly moving from the foundations to the structure.

Wynn Macau will also add an additional 150 table games in the second phase. The second phase will now include 300 table games taking the total table count in the overall facility from 350 tables to 500 tables. The addition to the casino in the second phase is expected to cost approximately $70 million and is anticipated to be funded through bank facilities. The second phase, including the additional 150 tables, remains on target to open by the third quarter of 2007.

As of December 31, 2005, the Company has incurred approximately $427.2 million of a total project budget of approximately $1.2 billion (including the expansion of the second phase), with approximately $748.4 million to be spent to complete Wynn Macau.

Encore at Wynn Las Vegas

We have refined the design of Encore to currently feature a 2,054-room hotel tower fully integrated with Wynn Las Vegas, consisting of 144 suites and 1,910 guest rooms, as well as an approximately 44,000 square feet casino, additional convention and meeting space, plus restaurants, nightclubs, swimming pools, a spa and salon, and retail outlets. Once the Company has finalized the budget and plans for Encore, it will seek the necessary approvals from its Board of Directors and lenders. We expect Encore to open by the end of 2008.

Other Factors Affecting Earnings

Interest expense, net of $5.4 million in capitalized interest, was $36.1 million for the fourth quarter of 2005. For the full year 2005, interest expense was $99.5 million, net of $50.0 million in capitalized interest. Depreciation and amortization expenses were $35.8 million, and pre-opening expenses, primarily related to Wynn Macau, totaled $8.3 million during the quarter. For the full year, Depreciation and amortization expenses were $103.3 million and pre-opening expenses were $96.9 million. Corporate expense in the fourth quarter was $10.8 million, and $24.6 million for the full year 2005.

The Company is evaluating the appropriate hedge accounting interpretation under FAS 133 as it relates to $200.0 million of existing interest rate swaps. Depending upon the final outcome of this research, net income for 2005 may increase up to $5.0 million.

Balance Sheet and Capital Expenditures

Our total cash balances at the end of the quarter were $876.9 million, including unrestricted cash balances of $434.3 million and restricted cash balances of $442.6 million. Total debt outstanding at the end of the quarter was $2.1 billion, including $250 million of Convertible Debentures and $78.9 million of Wynn Macau related debt. Capital expenditures during the fourth quarter of 2005, net of changes in construction payables and retention, totaled $121.8 million, of which $83.1 million was related to Wynn Macau.

Conference Call Information

The Company will hold a conference call to discuss its results on Thursday, February 23rd, 2005 at 1:30 p.m. PT (4:30 p.m. ET). Interested parties are invited to join the call by accessing a live audio webcast at http://www.wynnresorts.com (Investor Relations).

Forward-looking Statements

This release contains forward-looking statements regarding operating trends and future results of operations. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by us. The risks and uncertainties include, but are not limited to, competition in the casino/hotel and resorts industries, the Company's brief operating history, the Company's dependence on existing management, levels of travel, leisure and casino spending, general domestic or international economic conditions, and changes in gaming laws or regulations. Additional information concerning potential factors that could affect the Company's financial results are included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 and the Company's other periodic reports filed with the Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaims any such obligation to) update its forward-looking statements as a result of new information, future events or otherwise.

Non-GAAP financial measures
     (1) Adjusted EBITDA is earnings before interest, taxes, depreciation, amortization, pre-opening expenses, property charges, corporate expenses, earnings or losses from unconsolidated affiliates and other non-operating income and expenses. Adjusted EBITDA is presented exclusively as a supplemental disclosure because management believes that it is widely used to measure the performance, and as a principal basis for valuation, of gaming companies. Management uses adjusted EBITDA as the primary measure of the operating performance of Wynn Las Vegas and to compare the operating performance of its properties with those of its competitors. The Company also presents adjusted EBITDA because it is used by some investors as a way to measure a company's ability to incur and service debt, make capital expenditures and meet working capital requirements. Gaming companies have historically reported EBITDA as a supplemental performance measure to GAAP financial measures. In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including Wynn Resorts, Limited, have historically excluded pre-opening expense, property charges and corporate expense, which do not relate to the management of specific casino properties from their EBITDA calculations. However, adjusted EBITDA should not be considered as an alternative to operating income as an indicator of operating performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure determined in accordance with generally accepted accounting principles in the United States ("GAAP"). The Company has significant uses of cash flow, including capital expenditures, interest payments, debt principal repayments and taxes, which are not reflected in adjusted EBITDA.

     (2) Adjusted net income (loss) and adjusted EPS are presented exclusively as a supplemental disclosure because management believes that these financial measures are widely used to measure the performance, and as a principal basis for valuation, of gaming companies. These measures are considered by many to be a better indicator on which to base expectations of future results than income computed in accordance with GAAP.

          Wynn Resorts' calculation of adjusted earnings, adjusted EPS and adjusted EBITDA may be different from the calculation methods used by other companies and, therefore, comparability may be limited. The Company has included schedules in the tables that accompany this release that reconcile (i) net loss and net loss per share to adjusted net loss and adjusted net loss per share, and (ii) net loss to adjusted EBITDA.

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

                                         WYNN RESORTS, LIMITED AND SUBSIDIARIES
                                     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                     (In thousands, except share and per share data)
                                                       (Unaudited)

                                                               Three Months Ended                       Year Ended
                                                                  December 31,                         December 31,
                                                        --------------------------------     ------------------------------
                                                              2005            2004               2005              2004
                                                        --------------------------------     ------------------------------

Operating revenues:
   Casino............................................    $     131,899    $     -             $     353,663    $     -
   Rooms.............................................           64,290          -                   170,315          -
   Food and beverage.................................           64,433          -                   173,700          -
   Entertainment, retail and other...................           48,522          -                   125,230        195
                                                        --------------------------------     ------------------------------
       Gross revenues................................          309,144          -                   822,908        195
   Less promotional allowances.......................          (39,724)         -                  (100,927)         -
                                                        --------------------------------     ------------------------------
       Net revenues..................................          269,420          -                   721,981        195

Operating costs and expenses:
   Casino............................................           59,407          -                   155,075          -
   Rooms.............................................           16,271          -                    44,171          -
   Food and beverage.................................           42,487          -                   118,670          -
   Entertainment, retail and other...................           31,220          -                    80,185         68
   General and administrative........................           45,789         36                   121,618        335
   Provision for doubtful accounts...................            5,564          -                    16,206          -
   Pre-opening costs.................................            8,324     28,779                    96,940      81,321
   Depreciation and amortization.....................           35,839      3,252                   103,344       6,979
   Property charges and other........................            8,144        (10)                   14,297       1,290
                                                        ---------------------------------    ------------------------------
        Total operating costs and expenses...........          253,045     32,057                   750,506      89,993

Equity in income from unconsolidated affiliates......              617          -                     1,331           -
                                                        ---------------------------------    ------------------------------

Operating income (loss)..............................           16,992    (32,057)                  (27,194)    (89,798)
                                                        ---------------------------------    ------------------------------

Other income/(expense):
   Interest income...................................            7,635      3,658                    28,267       8,633
   Interest expense, net.............................          (36,066)    (2,154)                  (99,491)     (2,687)
   Loss on early extinguishment of debt..............                -    (97,160)                        -    (122,788)
                                                        ---------------------------------    ------------------------------
        Other income (expense), net..................          (28,431)   (95,656)                  (71,224)   (116,842)
                                                        ---------------------------------    ------------------------------

Minority interest....................................                -          -                         -       1,054
                                                        ---------------------------------    ------------------------------

Net loss.............................................    $     (11,439) $(127,713)           $      (98,418)  $(205,586)
                                                        =================================    ==============================

Basic and diluted earnings per
   common share:
   Net loss:
     Basic...........................................    $       (0.12) $   (1.37)           $        (1.00)  $   (2.37)
     Diluted.........................................    $       (0.12) $   (1.37)           $        (1.00)  $   (2.37)
   Weighted average common
     shares outstanding:
     Basic...........................................           98,494     93,433                    98,308      86,778
     Diluted.........................................           98,494     93,433                    98,308      86,778

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                                         WYNN RESORTS, LIMITED AND SUBSIDIARIES
                                  RECONCILIATION OF NET LOSS AND NET LOSS PER SHARE TO
                                    ADJUSTED NET LOSS AND ADJUSTED NET LOSS PER SHARE
                                                     (In thousands)
                                                       (Unaudited)

                                                      Three Months Ended                 Year Ended
                                                         December 31                     December 31
                                           ------------------------------------ ------------------------------
                                                 2005            2004               2005              2004
                                           ------------------------------------ ------------------------------

Net income / (loss).......................  $   (11,439)    $   (127,713)       $    (98,418)   $   (205,586)
    Pre-opening costs.....................        8,324           28,779              96,940          81,321
    Property charges and other............        8,144              (10)             14,297           1,290
Adjusted net income / (loss)..............  $     5,029     $    (98,944)       $     12,819    $   (122,975)

Per diluted share of common stock
    Net loss..............................  $     (0.12)    $      (1.37)       $      (1.00)   $      (2.37)
    Pre-opening costs.....................         0.08             0.31                0.99            0.94
    Property charges and other............         0.08            (0.00)               0.15            0.01
Adjusted net income / (loss)..............  $      0.05     $      (1.06)       $       0.13    $      (1.42)

Weighted average diluted
    common shares outstanding.............   98,494,421       93,432,556          98,307,788      86,777,567

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
                                         WYNN RESORTS, LIMITED AND SUBSIDIARIES
                                      RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
                                                     (In thousands)
                                                       (Unaudited)

                                                         Three Months Ended                    Year Ended
                                                            December 31,                       December 31,
                                                ------------------------------------ --------------------------------
                                                      2005              2004               2005            2004
                                                ------------------------------------ --------------------------------

Net loss                                         $   (11,439)     $  (127,713)        $   (98,418)   $    (205,586)

   Add/(Deduct):
     Minority interest                                     -                -                   -           (1,054)

     Interest income                                  (7,635)          (3,658)            (28,267)          (8,633)
     Interest expense, net                            36,066            2,154              99,491            2,687
     Loss on early extinguishment of debt                  -           97,160                   -          122,788
                                                ------------------------------------ ---------------------------------
     Total                                            28,431           95,656              71,224          116,842
                                                ------------------------------------ ---------------------------------

Operating loss                                        16,992          (32,057)            (27,194)         (89,798)

   Add/(Deduct):
   Preopening expenses:
     Wynn Las Vegas                                       27           14,418              67,454           41,073
     Wynn Macau                                        8,197            4,920              20,402           15,970
     Corporate and other                                 100            9,441               9,084           24,278
   Depreciation and amortization:
     Wynn Las Vegas                                   33,115            1,502              94,297            3,793
     Wynn Macau                                        1,969            1,347               6,429            1,704
     Corporate and other                                 755              403               2,618            1,482
   Property charges and other:
     Wynn Las Vegas                                    8,144              100              14,183            1,290
     Wynn Macau                                            -                -                   -                -
     Corporate and other                                   -             (110)                114                -
   Corporate expenses and other                       10,768                -              24,620                -
                                                ------------------------------------ ---------------------------------
     Total                                            63,075           32,021             239,201           89,590
                                                ------------------------------------ ---------------------------------
Wynn Las Vegas adjusted EBITDA (1)               $    80,067      $       (36)        $   212,007    $        (208)
                                                ==================================== =================================

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                               WYNN RESORTS, LIMITED AND SUBSIDIARIES
                                     SUPPLEMENTAL DATA SCHEDULE

                                                           Three Months Ended         April 28, 2005 to
                                                           December 31, 2005          December 31, 2005
                                                        -------------------------------------------------


Room Statistics for Wynn Las Vegas:

       Occupancy %                                             92.7%                          92.1%

       Average Daily Room Rate (ADR)(1)                        $278                           $274

       Average Paying Rate (APR)(2)                             273                            264

       Revenue per available room (REVPAR)(3)                   258                            253


Other information:

       Table games win per unit per day(4)                   $8,842                         $8,244

       Table Hold %                                            21.3%                          21.5%

       Slot Machine win per unit per day(5)                    $252                           $254

       Average number of table games                            131                            134

       Average number of slot machines                        1,950                          1,955


     (1)  ADR is Average Daily Rate and is calculated by dividing total room revenue by total rooms occupied.

     (2)  APR is Average Paying Rate and is calculated by dividing cash room revenue by cash rooms occupied.

     (3)  REVPAR is Revenue per Available Room and is calculated by dividing total room revenue by total rooms available.

     (4)  Table games win per unit per day shown before discounts and commissions.

     (5)  Slot machine win per unit per day net of participation fees and progressive accruals.

SOURCE:
Wynn Resorts, Limited
CONTACT:
Samanta Stewart, 702-770-7555
investorrelations@wynnresorts.com

www.wynnresorts.com
www.wynnlasvegas.com


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